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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-3 of our report dated July 28, 1997 except as to the information presented in Notes 4 and 12, for which the date is October 28, 1997, and Note 14, for which the date is November 17, 1997, on our audits of the financial statements of HomeBase, Inc. We also consent to the references of our firm under the captions "Experts" and "Selected Financial Data."

                                          /s/ Coopers & Lybrand L.L.P.

Los Angeles, California
January 5, 1998